UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): June 30, 2017 (June 27, 2017)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 27, 2017, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on: (1) the election of 10 directors; (2) an advisory non-binding vote regarding the compensation of the Company’s named executive officers; (3) an advisory non-binding vote regarding the frequency of advisory votes on the compensation of the Company’s named executive officers; (4) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018; and (5) the amendment and restatement of the Company’s certificate of incorporation to change the stockholder voting requirement for removal of directors from a supermajority (80%) of shares of common stock and only for cause to a simple majority of shares of common stock with or without cause, and to make other technical and conforming changes. The voting results on these proposals were as follows:
1. The Company’s stockholders elected each of the 10 nominees for director to serve until the next annual meeting and until such director’s successor is elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Daniel A. DeMatteo	77,094,667	810,294	90,428	12,609,298
Jerome L. Davis	67,175,454	10,730,814	89,120	12,609,298
Thomas N. Kelly Jr.	76,796,124	1,109,176	90,089	12,609,298
Shane S. Kim	76,852,215	1,053,723	89,451	12,609,298
Steven R. Koonin	75,760,148	2,145,881	89,360	12,609,298
J. Paul Raines	77,434,268	473,762	87,359	12,609,298
Stephanie M. Shern	76,019,418	1,889,914	86,057	12,609,298
Gerald R. Szczepanski	76,376,450	1,527,919	91,020	12,609,298
Kathy P. Vrabeck	77,337,640	572,632	85,117	12,609,298
Lawrence S. Zilavy	76,233,734	1,669,023	92,632	12,609,298
2. The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the named executive officers of the Company, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,763,386	6,016,898	215,105	12,609,298
3. The Company’s stockholders voted upon an advisory, non-binding proposal regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers. The votes on this proposal were as follows:

1 Year	2 Years	3 Years	Abstain
69,251,088	133,793	8,446,789	163,719
Based on this result and in accordance with the previous recommendation of the Company’s Board of Directors, the Company will hold an advisory, non-binding vote on the compensation of its named executive officers annually until the next required vote on the frequency of stockholder votes on executive compensation.
4. The Company’s stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 3, 2018, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,166,776	213,968	223,943	0

5. The Company’s stockholders failed to approve, by the following vote, an amendment and restatement of the Company’s certificate of incorporation to change the stockholder voting requirement for removal of directors from a supermajority (80%) of shares of common stock and only for cause, to a simple majority of shares of common stock with or without cause, and to make other technical and conforming changes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,278,970	487,869	228,550	12,609,298

The affirmative vote of the holders of at least 80% of the outstanding shares of common stock entitled to vote thereon was required to approve the proposed amendment and restatement of the certificate of incorporation. Abstentions and broker non-votes had the effect of votes “against” the proposed amendments. As a result of the vote disclosed above, the proposed amendments were not approved by stockholders of the Company. However, as previously announced, in light of a ruling by the Delaware Chancery Court, the Company will continue to not attempt to enforce the foregoing “only for-cause” director removal provision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 30, 2017	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer